Exhibit 2.2

BYLAWS

OF

PROMETHEUM, INC.

(a Delaware Corporation)

ARTICLE I
CORPORATE OFFICES

Section 1.1          Registered Office. The registered office and registered agent of Prometheum, Inc. (the “Corporation”) shall be as set forth in the Corporation’s Certificate of Incorporation.

Section 1.2          Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of New York, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 2.1          Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of New York, as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2          Annual Meeting. An annual meeting of the stockholders shall be held at such time as may be determined by the board of directors, at which meeting the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 2.3          List of Stockholders. A complete list of the stockholders as of the record date, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, certified by the corporate officer responsible for its preparation or by a transfer agent shall be produced at any meeting of stockholders upon the request thereat or prior thereto by any stockholder. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

Section 2.4          Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Delaware General Corporation Law (“DGCL”), by the Certificate of Incorporation or by these Bylaws, may be called by the Chief Executive Officer (if any) or the President or the board of directors of the Corporation. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Section 2.5          Notice. Written notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer (if any), the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at his address as it appears on the stock transfer books and records of the Corporation or its transfer agent, with postage thereon prepaid.

Section 2.6          Quorum. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the DGCL, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7          Voting. When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the DGCL, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.8          Method of Voting. Each outstanding share of the Corporation’s capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are otherwise provided by the DGCL or the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact and bearing a date not more than 6 months prior to such meeting, unless such instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order or any stockholder shall demand that voting be by written ballot.

Section 2.9          Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

Section 2.10       Action By Written Consent. Any action required or permitted by the DGCL, the Certificate of Incorporation, or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such signed consent shall be delivered to the Secretary for inclusion in the Minute Book of the Corporation.

Section 2.11       Remote Participation in Meetings. The board of directors may, in its sole discretion and subject to such guidelines and procedures as the board of directors may adopt for any stockholders’ meeting, permit stockholders and proxy holders not present at such meeting to: (i) participate in such meeting of stockholders by means of remote communication; and (ii) be deemed present in person and vote at such meeting of stockholders, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote or other action.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1          Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, a stockholders’ agreement or these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2          Qualification; Election; Term. None of the directors need be a stockholder of the Corporation. The directors shall be elected by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and qualified.

Section 3.3          Number. The number of directors constituting the entire board of directors of the Corporation shall be determined from time to time by resolution of the board of directors, provided that the number of directors shall consist of not less than one (1) director. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.4          Removal. Any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Section 3.5          Vacancies. Any vacancy occurring in the board of directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office only until the next election of one or more directors by the stockholders.

Section 3.6          Place of Meetings. Meetings of the board of directors, regular or special, may be held at such place within or without the State of New York as may be fixed from time to time by the board of directors.

Section 3.7          Annual Meeting. The first meeting of each newly elected board of directors shall be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent or unless the directors then elected and serving shall change such time or place.

Section 3.8          Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board of directors.

Section 3.9          Special Meetings. Special meetings of the board of directors may be called by the Chief Executive Officer (if any) or President on oral or written notice to each director, given either personally, by telephone, by telegram or by mail, given at least forty-eight hours prior to the time of the meeting. Special meetings shall be called by the Chief Executive Officer, President or the Secretary in like manner and on like notice on the written request of a majority of directors. Except as may be otherwise expressly provided by the DGCL, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need to be specified in a notice or waiver of notice.

Section 3.10       Quorum. At all meetings of the board of directors the presence of a majority of the number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11       Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the fact as to his relationship or interest and as to the contract or transaction is known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the fact as to his relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 3.12       Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate committees, each committee to consist of two or more directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the board of directors and shall keep regular minutes of their proceedings and report the same to the board of directors when required.

Section 3.13       Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors or any committee of the board of directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the board of directors or such other committee, as the case may be.

Section 3.14       Compensation of Directors. Directors shall receive such compensation for their services, and reimbursement for their expenses as the board of directors, by resolution, shall establish; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
NOTICE

Section 4.1          Form of Notice. Whenever required by the DGCL, the Certificate of Incorporation or these Bylaws, notice is to be given to any director or stockholder, and no provision is made as to how such notice shall be given, such notice may be given: (a) in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books and records of the Corporation or its transfer agent; or (b) in any other method permitted by the DGCL. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 4.2          Waiver. Whenever any notice is required to be given to any stockholder or director of the Corporation as required by the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a stockholder or director at a meeting shall constitute a waiver of notice of such meeting, except where such stockholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS AND AGENTS

Section 5.1          In General. The officers of the Corporation shall be elected by the board of directors and shall be a President, a Treasurer, and a Secretary. The board of directors may also elect a Chairman of the board of directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

Section 5.2          Election. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect the officers, none of whom need be a member of the board of directors.

Section 5.3          Other Officers and Agents. The board of directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 5.4          Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors or any committee of the board of directors, if so authorized by the board of directors.

Section 5.5          Term of Office and Removal. Each officer of the Corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the board of directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

Section 5.6          Employment and Other Contracts. The board of directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The board of directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will contain such terms and conditions as the board of directors deems appropriate.

Section 5.7          Duties. The duties and powers of the officers of the Corporation shall be as follows:

(a)             Chairman of the Board and Chief Executive Officer - The Chairman of the Board shall (i) be chosen from among the members of the board of directors and be designated the Chief Executive Officer of the Corporation, (ii) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the board of directors, (iii) preside at all meetings of stockholders and the board of directors, (iv) have authority to make contracts on behalf of the Corporation and (v) perform such other duties as from time to time may be assigned by the board of directors.

(b)            President - The President shall (i) preside at all meetings of the stockholders and the board of directors during the absence or disability of the Chairman of the Board, (ii) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the board of directors during the absence or disability of the Chairman of the Board, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and (iv) perform such other duties as from time to time may be assigned by the Chairman of the Board or the board of directors.

(c)             Chief Operating Officer - The Chief Operating Officer shall be subject to the direction of the Chairman of the Board or the board of directors and shall have day-to-day managerial responsibility for the operation of the Corporation.

(d)            Chief Financial Officer - The Chief Financial Officer shall be subject to the direction of the Chairman of the Board or the board of directors and shall have day-to-day managerial responsibility for the finances of the Corporation.

(e)             Vice Presidents - The Vice Presidents in the order designated by the board of directors, shall exercise the functions of the President during the absence or disability of the President and shall perform such other duties as may be assigned by the Chairman of the Board, the President or the board of directors.

(f)             Treasurer - The treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof, (ii) advise the officers and, if requested, the board of directors regarding the financial condition of the Corporation and (iii) perform such other duties as may be assigned by the Chairman of the Board or the board of directors.

(g)            Assistant Treasurers - Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Chairman of the Board or the board of directors.

(h)            Secretary - The Secretary shall (i) attend the meetings of the stockholders, the board of directors and committees of the board of directors and prepare minutes of all such meetings in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as may be required of all meetings of the stockholders, board of directors and committees of the board of directors, (iii) authenticate records of the Corporation and (iv) perform such other duties as may be assigned by the Chairman of the Board or the board of directors.

(i)              Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Chairman of the Board or the board of directors.

ARTICLE VI
CERTIFICATES OF SHARES

Section 6.1          Form of Certificates. The Corporation may, but is not required to, deliver to each stockholder a certificate or certificates, in such form as may be determined by the board of directors, representing shares to which the stockholder is entitled. Such certificates shall be consecutively numbered and shall be registered on the books and records the Corporation or its transfer agent as they are issued. Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value.

Section 6.2          Shares without Certificates. The board of directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by the New York Business Corporation Law, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to Section 6.1.

Section 6.3          Lost Certificates. The board of directors may direct that a new certificate be issued, or that uncertificated shares be issued, in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or a new certificate or uncertificated shares.

Section 6.4          Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation or its transfer agent by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.5          Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VII
DIRECTOR INDEMNIFICATION

To the maximum extent permitted by the DGCL, subject to the limitations contained in this Article 7, the Corporation shall indemnify an individual who is a party to a proceeding because such individual is or was a director against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such director in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any director for liability or expenses incurred in a proceeding initiated by or on behalf of such director or to which such director voluntarily becomes a party, other than a suit to enforce indemnification rights. A director’s rights to advancement of expenses are conditioned upon the director’s furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the director, of the good faith belief that he is not liable for (i) a breach of his duty of loyalty to the Corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions under the DGCL and (b) a written opinion of counsel for the director in the proceeding to the effect that, based on the facts known to such counsel, it is reasonably possible that the director will not be found liable contrary to his affirmation and (c) a written undertaking (in the form of an unlimited general obligation of the director, which need not be secured) personally signed by or on behalf of the director to repay any advances, if a judgment or other final adjudication adverse to the director establishes his liability contrary to his affirmation. A director’s rights to indemnification and advancement of expenses as provided in this Article 7 are intended to be greater than those which are otherwise provided for in the DGCL notwithstanding a failure to meet the standard of conduct required for permissive indemnification under the DGCL, are contractual in nature between the Corporation and the director, and are mandatory. No indemnification under this Article 7 may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to the director establishes his liability for (i) a breach of the duty of loyalty to the Corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions under the DGCL or (iv) profits made from the purchase or sale by the director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations. A settlement without the Corporation’s prior written consent shall not be deemed a final disposition, and no indemnification for any amount paid in such a settlement may be made under this Article 7. A director’s rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which a director may be entitled under an insurance policy, the DGCL, the Certificate of Incorporation, a resolution of stockholders or directors or an agreement providing for indemnification.

ARTICLE VIII
OFFICER INDEMNIFICATION

This Corporation may, to the extent permitted by the DGCL and approved by specific action of the board of directors, indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent as to a director, and may also indemnify and advance expenses to an officer, employee or agent to the extent, consistent with public policy, determined by specific action of the board of directors.

ARTICLE IX
RIGHT OF FIRST REFUSAL

Section 9.1          No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

(a)             If the stockholder desires to sell or otherwise transfer any of his shares of stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(b)            For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 46, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(c)             The corporation may assign its rights hereunder.

(d)            In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

(e)             In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder’s notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

Section 9.2          Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

(a)             A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general of limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

(b)            A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

(c)             A stockholder’s transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation.

(d)            A stockholder’s transfer of any or all of such stockholder’s shares to a person who, at the time of such transfer, is an officer or director of the corporation.

(e)             A corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

(f)             A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(g)            A transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

Section 9.3          The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

Section 9.4          Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

Section 9.5          The foregoing right of first refusal shall terminate on the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 9.6          The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE X
MARKET STAND-OFF.

Section 10.1       By acceptance of the Corporation’s capital stock, whether directly upon issuance by the Corporation or upon transfer from another stockholder, each stockholder agrees that for a period of not less 180 days following the effective date of the first registration statement of the Corporation covering the Corporation’s capital stock (or other securities) to be sold on the Corporation’s behalf in an underwritten public offering, such stockholder will not sell, hedge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any shares of the Corporation’s capital stock, or other securities of the Corporation held thereby, except securities specifically included in such registration. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to securities of the Corporation held by such stockholder until the end of such period.

ARTICLE XI
EMERGENCY BYLAW

In the event that a quorum of directors cannot be readily assembled because of a catastrophic event or because one or more directors cannot be readily contacted, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the DGCL not inconsistent with this bylaw. If less than two regularly elected directors are present, the director present may appoint one or more persons (not to exceed the number most recently fixed by the board of directors) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to two additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by any director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the New York Business Corporation Law and the Certificate of Incorporation. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring such dividend shall be the record date.

Section 7.2. Reserves. There may be created by resolution of the board of directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation.

Section 7.3. Telephone and Similar Meetings. Stockholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 7.4. Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 7.5. Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.6. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 7.7. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the board of directors.

Section 7.8. Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 7.10. Insurance. The Corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in Section 5.7 against any and all liability incurred by such person in any such position or arising out of his status as such.

Section 7.11. Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.12. Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Section 7.13. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Section 7.14. Relation to Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation.

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